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                                                                   Exhibit 10.12

                                 INTEROSA, INC.

                              AMENDED AND RESTATED
                            INVESTOR RIGHTS AGREEMENT


         THIS AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (the "AGREEMENT") is entered into as of the 28 day of June, 2000, by and among INTEROSA, INC., a Delaware corporation ("InteRosa" or the "COMPANY"), Envision Development Corporation, a Delaware corporation ("ENVISION"); ROCKMOUNTAIN VENTURES FUND, LP a Delaware limited partnership, or its assignee or designee ("ROCK"); and ZERO.NET, Inc., a Delaware corporation ("ZERO.NET"). ZERO.NET may be referred to herein as the "SERIES C INVESTOR". Rock and Envision shall be referred to hereinafter as the "SERIES B INVESTORS" and Envision shall be referred to herein as the "SERIES A INVESTOR". If not otherwise designated, ZERO.NET, Rock and Envision shall be collectively referred to as the "INVESTORS". Persons to whom the Investors may assign rights as permitted under this Agreement shall also be considered an "Investor" for the purposes of applicable provisions of this Agreement.

                                    RECITALS

         WHEREAS, the Company, the Series A Investor and the Series B Investors are parties to an Investor Rights Agreement dated November 8, 1999, as amended (the "Original Agreement"), and

         WHEREAS, the Original Agreement may be amended with the consent of the Company, the Series A Investor and the Series B Investors, and

         WHEREAS, the Company is selling shares of Series C Preferred Stock to ZERO.NET pursuant to a Series C Preferred Stock Purchase Agreement (the "Series C Purchase Agreement"), and

         WHEREAS, the Company, the Series A Investor and the Series B Investors wish to amend the Original Agreement to make the Series C Investor a party thereto and to add additional rights and make such other amendments as the parties shall consent to, and

         WHEREAS, as a condition of entering into the Series C Purchase Agreement, the Series C Investor has requested that the Company extend to it registration rights, information rights and other rights as set forth below.

         NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the parties mutually agree as follows:



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SECTION 1. GENERAL

         1.1 DEFINITIONS. As used in this Agreement the following terms shall have the following respective meanings:

                   "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                   "FORM S-3" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                   "HOLDER" means any person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.10 hereof.

                   "INITIAL OFFERING" means the Company's first firm commitment underwritten public offering of its Common Stock registered under the Securities Act.

                  "PURCHASE AGREEMENT" shall mean the Stock and Warrant Purchase Agreement dated November 8, 1999 between Rock and the Company;

                  "RECAPITALIZATION PLAN" shall mean the transaction under which Sundog Technologies, Inc. was issued 550,000 shares of Series A Preferred Stock, subsequently transferred to Envision and split on a 6 for 1 basis.

                   "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

                   "REGISTRABLE SECURITIES" means (a) the Shares and the Common Stock of the Company issued or issuable upon conversion of the Shares; (b) the Series B Preferred Stock issuable upon exercise of the Rock Warrant; and the Common Stock of the Company issued or issuable upon conversion of the Series B Preferred Stock issuable upon the exercise of the Rock Warrant; (c) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144 or sold in a private transaction in which the transferor's rights under Section 2 of this Agreement are not assigned.

                   "REGISTRABLE SECURITIES THEN OUTSTANDING" shall be the number of shares determined by calculating the total number of shares of the Company's Common Stock that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to then exercisable or convertible securities.

                   "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in complying with Section 2.2 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of a single special counsel for all of the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding




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the compensation of regular employees of the Company which shall be paid in any event by the Company).

                  "ROCK WARRANT" shall mean the warrants to purchase up to 52,500 shares of Series B Preferred Stock pursuant to the Purchase Agreement, subsequently split on a 6 for 1 basis.

                   "SEC" or "COMMISSION" means the Securities and Exchange Commission.

                   "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

                   "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale.

                   "SHARES" shall mean the Company's Series B Preferred Stock issued pursuant to the Purchase Agreement and held by the Series B Investors and their permitted assigns, as well as the Company's Series A Preferred Stock issued pursuant to the Recapitalization Plan and held by the Series A Investors and their assigns as well as the Company's Series C Preferred Stock issued pursuant to the Series C Purchase Agreement.

SECTION 2. REGISTRATION; RESTRICTIONS ON TRANSFER

         2.1 RESTRICTIONS ON TRANSFER.

             (a) Each Holder agrees not to make any disposition of all or any portion of the Shares or Registrable Securities unless and until:

                  (i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                  (ii) (A) The transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act.

                  (iii) Notwithstanding the provisions of paragraphs (i) and
(ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder which is (A) a partnership to its partners or former partners in accordance with partnership interests, (B) a corporation to its shareholders in accordance with their interest in the corporation, (C) a limited liability company to its members or former members in accordance with their interest in the limited liability company, or (D) to the Holder's parent, sibling, spouse or child (a "FAMILY MEMBER") or trust for the benefit of an individual Holder; PROVIDED that in each case the transferee will be subject to the terms of this Agreement to the same extent as if he were an original Holder hereunder.



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             (b) Each certificate representing Shares or Registrable Securities shall (unless otherwise permitted by the provisions of the Agreement) be stamped or otherwise imprinted with a legend giving effect to the restrictions in this Agreement (in addition to any legend required under applicable state securities laws).

             (c) The Company shall be obligated to reissue promptly unlegended certificates at the request of any holder thereof if the holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend. The Company shall bear the costs of any such reissuance, except the legal fees and expenses incurred in connection with the rendering of the aforementioned legal opinion, if the counsel is other than counsel to the Company.

             (d) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

         2.2 REQUIRED REGISTRATION.

             (a) At any time after one year after the date on which any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, the Holders constituting at least [50%] of the total Shares then outstanding may request the Company to register under the Securities Act all or any portion of the shares of Registrable Securities held by such requesting holder and holders for sale in the manner specified in such notice. Provided, however, that the only securities which the Company shall be required to register pursuant hereto shall be shares of Common Stock, and PROVIDED, FURTHER, HOWEVER, that, in any underwritten public offering contemplated by, the holders of shares of Preferred Stock shall be entitled to sell such Preferred Stock to the underwriters for conversion and sale of the shares of Common Stock issued upon conversion thereof. The Company shall be obligated to register Registrable Securities pursuant to this Section
2.2 only if the amount of Registrable Securities to be registered exceeds $500,000.

             (b) Following receipt of any notice under this Section 2.2, the Company shall immediately notify all Holders from whom notice has not been received and shall use its best efforts to register under the Securities Act, for public sale in accordance with the method of disposition specified in such notice from requesting holders, the number of shares of Registrable Securities specified in such notice (and in all notices received by the Company from other holders within 30 days after the giving of such notice by the Company). If such method of disposition shall be an underwritten public offering, the holders of a majority of the shares of Registrable Securities to be sold in such offering may designate the managing underwriter of such offering, subject to the approval of the Company, which approval shall not be unreasonably withheld or delayed. The Company shall be obligated to register Registrable Securities pursuant to this
Section 2.2 on two occasions only.

             (c) The Company shall be entitled to include in any registration statement referred to in this Section 2.2, for sale in accordance with the method of disposition specified by




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the requesting holders, shares of Common Stock to be sold by the Company for its own account, except as and to the extent that, in the opinion of the managing underwriter (if such method of disposition shall be an underwritten public offering), such inclusion would adversely affect the marketing of the Registrable Securities to be sold.

         2.3 PIGGYBACK REGISTRATIONS. The Company shall notify all Holders in writing at least fifteen (15) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen
(15) days after the above-described notice from the Company, so notify the Company in writing. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein. All Holders distributing their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a PRO RATA basis based on the total number of Registrable Securities held by the Holders; and third, to any shareholder of the Company (other than a Holder) on a PRO RATA basis. No such reduction shall (i) reduce the securities being offered by the Company for its own account to be included in the registration and underwriting, or (ii) reduce the amount of securities of the selling Holders included in the registration below twenty-five percent (25%) of the total amount of securities included in such registration, unless such offering is the Initial Offering and such registration does not include shares of any other selling shareholders, in which event any or all of the Registrable Securities of the Holders may be excluded in accordance with the immediately preceding sentence. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company.

         2.4 REGISTRATION ON FORM S-3. If at any time (i) any Holder requests that the Company file a registration statement on Form S-3 or any successor thereto for a public offering of all or any portion of the shares of Registrable Securities held by such requesting holder, the reasonably anticipated aggregate price to the public of which would exceed $500,000, and (ii) the Company is a registrant entitled to use Form S-3 or any successor thereto to register such shares, then the Company shall use its best efforts to register under the Securities Act on Form S-3 or any successor thereto, for public sale in accordance with the method of disposition specified in such notice, the number of shares of Registrable Securities specified in such notice. Provided,




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however, that the Company shall be obligated to comply with the requirements of this Section 2.3 no more than one time during any twelve-month period.

         2.5 EXPENSES OF REGISTRATION. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.2 shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered PRO RATA on the basis of the number of shares so registered.

         2.6 TERMINATION OF REGISTRATION RIGHTS. A Holder's registration rights shall expire on the date three years following the closing of the Initial Offering, or, if earlier, on the date the Company's Common Stock is publicly traded on either a national securities exchange or the Nasdaq National or Small Cap Market and all Registrable Securities held by and issuable to such Holder (and its affiliates, partners, members and former partners and members) may be sold under Rule 144 during any ninety (90) day period.

         2.7 FURNISHING INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

         2.8 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities which (a) is a subsidiary, parent, general partner, limited partner, retired partner, member or retired member of a Holder, (b) is a Holder's Family Member or trust for the benefit of an individual Holder, or (c) acquires at least fifty thousand (50,000) shares of Registrable Securities (as adjusted for stock splits and combinations); PROVIDED, HOWEVER, (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

         2.9 AMENDMENT OF REGISTRATION RIGHTS. Any provision of this Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of one-hundred percent (100%) of the Registrable Securities then outstanding for a period ending 120 days from the date of this Agreement, and at least eighty percent (80%) of the Registrable Securities then outstanding thereafter. Any amendment or waiver effected in accordance with this Section 2.7 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Section 2, Holders hereby agree to be bound by the provisions hereunder.

         2.10 LIMITATION ON SUBSEQUENT REGISTRATION RIGHTS. The Company shall not, without the prior written consent of the Holders of one-hundred percent (100%) of the Registrable Securities then outstanding for a period ending 120 days from the date of this




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Agreement, and at least eighty percent (80%) of the Registrable Securities then outstanding thereafter, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights pari passu or senior to those granted to the Holders hereunder.

         2.11 "MARKET STAND-OFF" AGREEMENT; AGREEMENT TO FURNISH INFORMATION. Each Holder hereby agrees that such Holder shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act; PROVIDED that:

                  (i) such agreement shall apply only to the Company's Initial Offering; and

                  (ii) all officers and directors of the Company and holders of at least one percent (1%) of the Company's voting securities enter into similar agreements.

         Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company's securities pursuant to a registration statement filed under the Securities Act. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period.

         2.12 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement:

             (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the




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Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will pay as incurred to each such Holder, partner, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED HOWEVER, that the indemnity agreement contained in this Section shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

             (b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will pay as incurred any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; PROVIDED, HOWEVER, that the indemnity agreement shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; PROVIDED FURTHER, that in no event shall any indemnity exceed the net proceeds from the offering received by such Holder.

             (c) Promptly after receipt by an indemnified party of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; PROVIDED, HOWEVER, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party





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would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.10.

             (d) If the indemnification provided for in this Section 2.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; PROVIDED, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

             (e) The obligations of the Company and Holders under this Section
2.10 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this agreement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

SECTION 3. COVENANTS OF THE COMPANY

         3.1 BASIC FINANCIAL INFORMATION AND REPORTING.

             (a) The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied, and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied.

             (b) InteRosa shall timely provide each Investor no later than ten days after the end of each month, monthly reports summarizing the preceding month's activities and developments. These reports should be reasonably brief and should draw on the existing data companies routinely gather for internal management purposes. Monthly reports need only communicate the general progress of the business and provide indication of how management is





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tracking and acting upon relevant information and trends. Such reports should include information on general cost trends, sales and orders, as well as major new activities and developments. All such reports may be made to Investors by facsimile transmission or by e-mail attachment.

             (c) Within a week after the monthly report referenced in subsection
(b) above, a verbal update on business conditions and outlook to augment the monthly written report. This verbal update shall be made to a representative(s) of Investors at time and place mutually agreed upon. The report shall preferably be made in person face-to-face (provided that the Investor shall pay travel and other expenses), though one or more or all parties may participate via teleconference if Investor and/or its agents are not available convenient to the local of Company's headquarters. This obligation to provide a verbal update will be satisfied if a representative of each Investor is in attendance at a Company Board meeting that occurs within a week after the monthly report.

             (d) As soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred twenty (120) days thereafter, the Company will furnish each Investor a balance sheet of the Company, as at the end of such fiscal year, and a statement of income and a statement of cash flows of the Company, for such year, all audited by independent accountants and prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be accompanied by a report and opinion thereon by independent public accountants of national standing selected by the Company's Board of Directors.

             (e) The Company will furnish each Investor, as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days thereafter, a balance sheet of the Company as of the end of each such quarterly period, and a statement of income and a statement of cash flows of the Company for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

             (f) If prepared by the Company, the Company will also furnish each Investor, as available with respect to each completed month, a balance sheet, statement of income and a statement of cash flows of the Company for month, as well as a copy of all filings made with the SEC, if any.

         3.2 INSPECTION RIGHTS. Each Investor shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested; PROVIDED, HOWEVER, that (i) the Company shall not be obligated under this Section 3.2 with respect to a competitor of the Company or with respect to information which the Board of Directors determines in good faith is confidential and should not, therefore, be disclosed and (ii) such Investor shall give the Company three (3) business days advance notice of any visit and inspection.



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         3.3 CONFIDENTIALITY OF RECORDS. Each Investor agrees to use, and to use its best efforts to insure that its authorized representatives use, the same degree of care as such Investor uses to protect its own confidential information to keep confidential any information furnished to it which the Company identifies as being confidential or proprietary (so long as such information is not in the public domain), except that such Investor may disclose such proprietary or confidential information to any attorney, accountant, professional advisor, partner, subsidiary or parent of such Investor for the purpose of evaluating its investment in the Company as long as such person or entity is advised of the confidentiality provisions of this Section 3.3.

         3.4 ASSIGNMENT OF RIGHT OF FIRST REFUSAL. In the event the Company elects not to exercise any right of first refusal or right of first offer the Company may have on a proposed transfer of any of the Company's outstanding capital stock pursuant to the Company's charter documents, by contract or otherwise, the Company shall, to the extent it may do so, assign such right of first refusal or right of first offer to each Investor. In the event of such assignment, each Investor shall have a right to purchase its PRO RATA portion (as defined in Section 4.1) of the capital stock proposed to be transferred.

         3.5 COMMITTEES. In the event that the Company establishes audit, compensation, nominating or other committees, one director who is elected by the Series A Preferred Stock, and one director who is elected by the Series B Preferred Stock, shall be entitled to serve on such committees.

         3.6 INDEMNIFICATION. The Company's Amended and Restated Certificate of Incorporation and Bylaws shall provide, to the maximum extent permitted by law, for elimination of the liability of directors and for indemnification of directors and officers for acts on behalf of the Company. The Company shall use reasonably commercial efforts promptly after the closing to determine if directors and officers liability insurance is available on commercially reasonable terms for coverage of at least $1,000,000 on a claims made basis, and if such coverage is available on commercially reasonable terms, the Company shall promptly purchase and, absent unanimous board consent to the contrary, maintain such coverage and, keep it effective until an Initial Offering.

         3.7 KEY MAN INSURANCE. The Company will use its best efforts to obtain within 90 days of Closing and, absent unanimous board consent to the contrary, maintain thereafter life insurance for Steve Senator, Geoff Mulligan and John Blumenthal with minimum benefits payable to the Company upon the death of any of them in the amount of $1,000,000 each.

         3.8 LIQUIDITY

             (a) InteRosa shall at all times take reasonable steps to position itself for either an Initial Offering or a merger, sale of stock or sale of assets within five years after the date of this Agreement. Failure to achieve such goal shall not be a material breach of this Agreement.

             (b) InteRosa shall at all times act in accordance with the objective of maximizing the long-term shareholder value of the Company for the Series A and B Preferred Stock and Common Stock (with no single method of generating a payout to shareholders being preferred; rather, the goal is to maximize value regardless of the means);


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

         3.9 ACHIEVING GOALS. In pursuing the goals and objectives stated in the preceding paragraph 3.8, InteRosa shall use all reasonable efforts to position itself to attract, seek and obtain further funding from a prominent "first tier" venture capital firm or strategic partner. InteRosa hereby agrees to pursue the aforementioned financing with the full realization and understanding that a condition of such an investment may be that such investor chooses management of the Company, thereby potentially causing a change in the chief executive officer and/or other management positions of the Company. Failure to achieve such goal shall not be a material breach of this Agreement.

         3.10 LIQUIDITY. With respect to any Acquisition (as defined in the Amended and Restated Certificate of Incorporation) the Company shall use its commercially reasonable efforts to obtain publicly traded shares (by S-3 registration, S-4 Registration, fairness hearing or other means) with respect to any such event that involves issuance of securities to the shareholders of the Company.

         3.11 TERMINATION OF COVENANTS. All covenants of the Company contained in Section 3 shall expire and terminate as to each Investor on the earlier of
(i) the closing of an Initial Offering; and (ii) the closing of an Acquisition or Liquidation Event (as such terms are defined in the Amended and Restated Certificate of Incorporation).

SECTION 4. RIGHT OF FIRST REFUSAL

         4.1 SUBSEQUENT OFFERINGS. Each Investor shall have a right to purchase its Pro Rata Share, as defined below, of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section
4.6 hereof. Each Investor's pro rata share is equal to the ratio of (A) the number of shares of the Company's Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares) of which such Investor is deemed to be a holder immediately prior to the issuance of such Equity Securities to (B) the total number of shares of the Company's outstanding Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares or upon the exercise of any outstanding warrants, or other convertible securities) immediately prior to the issuance of the Equity Securities. The term "Equity Securities" shall mean (i) any Common Stock, Preferred Stock or other security of the Company, (ii) any security convertible, with or without consideration, into any Common Stock, Preferred Stock or other security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other security or (iv) any such warrant or right.

         4.2 EXERCISE OF RIGHTS. If the Company proposes to issue any Equity Securities, it shall give each Investor written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each Investor shall have fifteen
(15) business days from the giving of such notice to agree to purchase its Pro Rata Share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Investor if such offer would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

         4.3 ISSUANCE OF EQUITY SECURITIES TO OTHER PERSONS. If not all of the Investors elect to purchase their Pro Rata Share of the Equity Securities, then the Company shall promptly notify in writing the Investors who do so elect and shall offer such Investors the right to acquire such unsubscribed shares. The Investors shall have ten (10) business days after receipt of such notice to notify the Company of its election to purchase all or a portion thereof of the unsubscribed shares. If the Investors fail to exercise in full their respective rights, the Company shall have ninety (90) days thereafter to sell the Equity Securities in respect of which the Investors' rights were not exercised, at a price and upon general terms and conditions materially no more favorable to the purchasers thereof than specified in the Company's notice to the Investors pursuant to Section 4.2 hereof. If the Company has not sold such Equity Securities within ninety (90) days of the notice provided pursuant to Section 4.2, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Investors in the manner provided above.

         4.4 TERMINATION OF RIGHTS OF FIRST REFUSAL. The rights established by this Section 4 shall not apply to, and shall terminate upon the closing of an Initial Offering. The rights of first refusal established by this Section 4 may be amended, or any provision waived, on behalf of all Investors with the written consent of Investors holding one-hundred percent (100%) of the Registrable Securities then outstanding for a period ending 120 days from the date of this Agreement, and at least eighty percent (80%) of the Registrable Securities held by all Investors thereafter.

         4.5 TRANSFER OF RIGHTS OF FIRST REFUSAL. The rights of each Investor under this Section 4 may be transferred to the same parties, subject to the same restrictions, as any transfer of registration rights.

         4.6 EXCLUDED SECURITIES. The rights established by this Section 4 shall have no application to any of the following Equity Securities:

             (a) shares of Common Stock (and/or options, warrants or other Common Stock purchase rights issued pursuant to such options, warrants or other rights) issued or to be issued to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements that are either (a) commercially reasonable as approved by the Board of Directors or (b) unanimously approved by the Board of Directors;

             (b) any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination that has been unanimously approved by the Board of Directors;

             (c) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company;

             (d) any Equity Securities issued pursuant to any equipment leasing arrangement, or debt financing from a bank or similar financial institution that has been unanimously approved by the Board of Directors;

             (e) any Equity Securities issued to venders or customers of the Company, or to persons in similar commercial situations with the Company, PROVIDED that such securities constitute less than one percent (1%) of the Company's outstanding securities at the time of such issuance and such issuances are unanimously approved by the Board of Directors;

             (f) the Shares (as defined in the Purchase Agreement) and the Rock Warrant issued pursuant to the Purchase Agreement;

             (g) Series B Preferred Stock issued upon exercise of the Rock Warrant and the Common Stock issued upon conversion of such Series B Preferred Stock;

             (h) Series A Preferred Stock issued pursuant to the
Recapitalization Plan and the Common Stock issued upon conversion of such Series A Preferred Stock; and

             (i) Series C Preferred Stock issued pursuant to the Series C Purchase Agreement and the Common Stock issued upon conversion of such Series C Preferred Stock; and

             (j) any Equity Securities that are issued by the Company pursuant to a registration statement filed under the Securities Act.

         4.7 TERMINATION OF RIGHTS. The rights established by this Section 4 shall terminate as to a particular Investor as to all future issuances of Equity Securities in the event that an Investor fails to purchase such Investors Pro Rata Share of an issuance of Equity Securities (other than Excluded Securities).

SECTION 5. RIGHT OF PARTICIPATION IN SALES

         5.1 NOTICES. If at any time any Investor (a "Selling Stockholder") desires to sell all or any part of its Shares pursuant to a bona fide offer from a third party other than from one or more of the other Investors (the "Purchaser"), the Selling Stockholder shall first comply with the terms of the Bylaws' Right of First Refusal. In the event that the Right of First Refusal is not exercised or only exercised as to a portion of the Shares proposed to be sold, the Selling Stockholder shall immediately give notice to the other Investors (i) the purchase price per share, (ii) the terms and conditions of the offer, (iii) the identity of the Purchaser, and (iv) the status of the Right of First Refusal ("Offer Notice"). Should any other Investor wish to participate in the sale to the Purchaser, for the price and under the terms and conditions stated in the Offer Notice, such other Investor shall, within fifteen days of its receipt of the Offer Notice, reply to the Offer Notice by sending a notice to the Selling Stockholder from whom it received a Notice, of its desire to do so (the "Participation Notice").

         5.2 PARTICIPATION. Each Investor shall have the right to sell that number of Shares (for purposes of this Section 5, its "Pro Rata Fraction") as shall be equal to the number of Shares that the Investors collectively have the right to sell under Section 5.1 multiplied by a fraction, the numerator of which shall be the number of shares then owned by such Investor and the denominator of which shall be the number of Shares then owned by all of the Investors. If an Investor elects to sell less than its Pro Rata Fraction, the other Investors shall, among them, have the right to sell up to the balance of the Shares which the Investors collectively are entitled to sell under Section 5.1. Such right may be exercised by an Investor electing to sell more than its Pro

Rata Fraction. If, as a result thereof, such elections exceed the total number of Shares eligible to be sold by the Investors, the participating Investors shall be cut back with respect to their elections on a pro rata basis in accordance with their respective Pro Rata Fractions or as they may otherwise agree among themselves.

         5.3 RESTRICTIONS. Any Shares sold by a Selling Stockholder pursuant to this Section 5 shall no longer be subject to the restrictions imposed by this Agreement and any Shares sold by a participating Investor pursuant to this
Section 5 shall no longer be entitled to the benefits conferred by this Agreement. The Investors' right to participate in sales pursuant to this Section 5 shall not apply with respect to sales of Shares to the Company.

         5.4 FAILURE TO PARTICIPATE

             (a) Should any or all of the other Investors fail to elect, within the time specified in this Agreement, to participate in the sale to the Purchaser, then the Selling Stockholder and any participating Investor so electing, shall be permitted for a period of 60 days to proceed with the proposed sale to the Purchaser under substantially the same terms and conditions as originally set out in the Offer Notice.

             (b) Neither the Selling Stockholder nor any participating Investor so electing, may, without giving a new Offer Notice of his or its intention to do so, sell any or all Shares to the person or entity and on the terms specified in the Offer Notice after said 60 day period has elapsed, or to any other person or entity or at any other price or on any other terms and conditions than those specified in the Offer Notice.

SECTION 6. MISCELLANEOUS

         6.1 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Colorado as applied to agreements to be performed entirely within Colorado.

         6.2 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a Holder from time to time; PROVIDED, HOWEVER, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

         6.3 ENTIRE AGREEMENT. This Agreement, the Recapitalization Plan and the Purchase Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

         6.4 SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision hereof unless the effect of the declaration of invalidity or unenforceabilty is to reduce the value of the Investor's investment, in which event the court declaring any provision unenforceable shall be required to reform the Agreement so as to protect the Investor from any reduction in the value of its investment in a manner as nearly identical to the original provision declared invalid as may be possible. Notwithstanding the foregoing, this Section 5.4 does not apply to Section 2.10, subsection (d) of which governs the invalidity or unenforceability of indemnification.

         6.5 AMENDMENT AND WAIVER.

             (a) Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company and the holders of one-hundred percent (100%) of the Registrable Securities then outstanding for a period ending 120 days from the date of this Agreement, and at least eighty percent (80%) of the Registrable Securities thereafter.

             (b) Except as otherwise expressly provided, the obligations of the Company and the rights of the Holders under this Agreement may be waived only with the written consent of one-hundred percent (100%) of the Registrable Securities then outstanding for a period ending 120 days from the date of this Agreement, and the holders of at least eighty percent (80%) of the Registrable Securities thereafter.

         6.6 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder's part of any breach, default or noncompliance under the Agreement or any waiver on such Holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

         6.7 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) e-mail if confirmed under subsection (d) below, (c) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (d) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (e) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth in the Purchase Agreement or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

         6.8 ATTORNEYS' FEES. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

         6.9 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         6.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

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                                       17

         IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:                                   INVESTORS:

INTEROSA, INC.                             ROCKMOUNTAIN VENTURES FUND, LP



By: /s/ Geoff Mulligan                     By:
   ------------------------------             ----------------------------------
   Geoff Mulligan, CEO                        Printed Name:
                                                           ---------------------
                                              Title:
                                                     ---------------------------


                                           ENVISION DEVELOPMENT CORPORATION



                                           By: /s/ William Patch
                                              ----------------------------------
                                              Printed Name: William Patch
                                                           ---------------------
                                              Title: Chief Executive Officer
                                                     ---------------------------


                                           ZERO.NET, INC.



                                           By: /s/ Craig Sternberg
                                              ----------------------------------
                                              Printed Name: Craig Sternberg
                                                           ---------------------






                                       18